Exhibit 21
SUBSIDIARY LIST (2011)

UNIT	STATE OF INCORPORATION
101, INC.	HAWAII
6600 BROADVIEW, LLC	OHIO
ACTION ADVERTISING, INC.	WISCONSIN
THE ADVERTISER COMPANY	ALABAMA
ALEXANDRIA NEWSPAPERS, INC.	LOUISIANA
ARKANSAS TELEVISION COMPANY	ARKANSAS
BAXTER COUNTY NEWSPAPERS, INC.	ARKANSAS
CAPE PUBLICATIONS, INC.	DELAWARE
CAREERBUILDER, LLC	DELAWARE
CENTRAL NEWSPAPERS, INC.	INDIANA
CITIZEN PUBLISHING COMPANY	ARIZONA
CLIPPER MAGAZINE, LLC	DELAWARE
CNF CORP.	ARIZONA
COMBINED COMMUNICATIONS CORPORATION OF OKLAHOMA, INC.	OKLAHOMA
THE COURIER-JOURNAL, INC.	DELAWARE
DES MOINES PRESS CITIZEN LLC	DELAWARE
DES MOINES REGISTER AND TRIBUNE COMPANY	IOWA
THE DESERT SUN PUBLISHING COMPANY	CALIFORNIA
DETROIT FREE PRESS, INC.	MICHIGAN
DETROIT NEWSPAPER PARTNERSHIP, L.P.	DELAWARE
DETROIT WEEKEND DIRECT, LLC	DELAWARE
DIGICOL, INC.	DELAWARE
FEDERATED PUBLICATIONS, INC.	DELAWARE
FIRST COAST TOWER GROUP	FLORIDA
GCCC, LLC	DELAWARE
GNSS, LLC	DELAWARE
GANNETT DIRECT MARKETING SERVICES, INC.	KENTUCKY
GANNETT GEORGIA, LLC	DELAWARE
GANNETT INTERNATIONAL COMMUNICATIONS, INC.	DELAWARE
GANNETT MISSOURI PUBLISHING, INC.	KANSAS
GANNETT NEVADA PUBLISHING, INC.	NEVADA
GANNETT PACIFIC CORPORATION	HAWAII
GANNETT PACIFIC PUBLICATIONS, INC.	DELAWARE
GANNETT RETAIL ADVERTISING GROUP, INC.	DELAWARE

UNIT	STATE OF INCORPORATION
GANNETT RIVER STATES PUBLISHING CORPORATION	ARKANSAS
GANNETT SATELLITE INFORMATION NETWORK, INC.	DELAWARE
GANNETT SUPPLY CORPORATION	DELAWARE
GANNETT U.K. LIMITED	UNITED KINGDOM
GANNETT VERMONT INSURANCE, INC.	VERMONT
GANNETT VERMONT PUBLISHING, INC.	DELAWARE
GANSAT ACQUISITION SUBSIDIARY, INC.	DELAWARE
GCOE, LLC	DELAWARE
GUAM PUBLICATIONS, INCORPORATED	HAWAII
HAWAIITOURISM, LLC	DELAWARE
INDIANA NEWSPAPERS, INC.	INDIANA
KXTV, INC.	MICHIGAN
LAKE CEDAR GROUP LLC	DELAWARE
MARION, LLC	DELAWARE
MMS HOLDINGS, INC.	DELAWARE
MULTIMEDIA, INC.	SOUTH CAROLINA
MULTIMEDIA ENTERTAINMENT, INC.	SOUTH CAROLINA
MULTIMEDIA HOLDINGS CORPORATION	SOUTH CAROLINA
MULTIMEDIA KSDK, INC.	SOUTH CAROLINA
MUSKOGEE PHOENIX, LLC	DELAWARE
NEWSQUEST MEDIA LTD	UNITED KINGDOM
NEWSQUEST MEDIA (SOUTHERN) LTD.	UNITED KINGDOM
NEWSQUEST PLC	UNITED KINGDOM
PACIFIC MEDIA, INC.	DELAWARE
PACIFIC AND SOUTHERN COMPANY, INC.	DELAWARE
PHOENIX NEWSPAPERS, INC.	ARIZONA
PLANET DISCOVER, LLC	DELAWARE
POINT ROLL, INC.	DELAWARE
PRESS-CITIZEN COMPANY INC.	IOWA
RENO NEWSPAPERS, INC.	NEVADA
RIPPLE6, INC.	DELAWARE
SALINAS NEWSPAPERS INC.	CALIFORNIA
SCHEDULE STAR, LLC	DELAWARE
SEDONA PUBLISHING COMPANY, INC.	ARIZONA
SHOPLOCAL, LLC	DELAWARE
THE SUN COMPANY OF SAN BERNARDINO, CALIFORNIA	CALIFORNIA
TELEFARM, INC.	DELAWARE

UNIT	STATE OF INCORPORATION
TEXAS-NEW MEXICO NEWSPAPERS PARTNERSHIP	DELAWARE
THE TIMES HERALD COMPANY	MICHIGAN
TIMES NEWS GROUP, INC.	DELAWARE
TNI PARTNERS	ARIZONA
USA TODAY INTERNATIONAL CORPORATION	DELAWARE
VERTICORE COMMUNICATIONS LTD.	CANADA
VISALIA NEWSPAPERS INC.	CALIFORNIA
WFMY TELEVISION CORP.	NORTH CAROLINA
WKYC HOLDINGS, INC.	DELAWARE
WKYC-TV, INC.	DELAWARE
X.COM, INC.	DELAWARE